UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 2

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 19, 2007

CHINA FRUITS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-22373
(Commission File Number)

58-2027283
(I.R.S. Employer Identification No.)

Fu Xi Technology & Industry Park, Nan Feng County
Jiang Xi Province, P. R. China
(Address of Principal Executive Offices) (Zip Code)

(86794) 326-6199
(Registrant's Telephone Number, Including Area Code)

 Copies to:
Greentree Financial Group, Inc.
7951 SW 6th Street, Suite 216
Plantation, FL 33324
(954) 424-2345 Tel
(954) 424-2230 Fax

    This amendment to current report on Form 8-K/A is filed by China Fruits Corporation, a Nevada corporation (the “Registrant”), in connection with the items set forth below.

Item 2.01 Completion of Acquisition or Disposition of Assets

This report amends an 8-K/A previously filed on April 12, 2007. The terms of the acquisitions were modified before closing and set up as an asset purchase. The assets were included in the audited financial statements filed with Form 10-K for the year ended December 31, 2007

Pursuant to the Amended Letter of Intent on Assets Reorganization (the “LOI”) with Royal NanFeng Orange Science & Technology Co., Ltd. (“Royal”), a corporation organized under the laws of the Peoples’ Republic of China and owned by Mr. Chen, Quan Long, President of the Registrant, as of December 31, 2007, the assets acquired from Royal consisted of equipment of approximately $290,000, building of approximately $535,000 and land of approximately $368,000. The following provides detail on the acquired assets:

Equipments:	Amount (USD)
Silex Filter	17,900
Filter	16,700
Rounding Pump	4,600
Complex Pump	7,500
Bottle Collecting Table	3,000
Complex Machine	127,900
Auto Belt	9,800
Monitor	1,600
Capping Machine	28,600
Label Machine	37,800
Capping Machine	22,000
Heating Machine	1,000
Bar Code Machine	12,000
Total	290,400

Plants:
Packing	110,000
Wine Storage	130,000
Fermentation	145,000
Water Supply	70,000
Boiler	30,000
Electricity Supply	20,000
Water Tower	30,000
Total	535,000

Land Using Right	368,000

The Registrant currently has 36,129,689 issued and outstanding shares of common stock that trade on the Over-The-Counter Bulletin Board under the symbol "CHFR".

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA FRUITS CORPORATION

Date: July 7, 2008	By:	/s/ Chen, Quan Long
Chen, Quan Long President, Chief Executive Officer and Chairman of the Board of Directors

2

EXHIBIT INDEX

Exhibit Number	Description

10.1	English translation of the Letter of Intent on Assets Reorganization (Amendment)